UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Janus Detroit Street Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

151 Detroit Street Denver, Colorado	80206-4805
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, $0.001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207814.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.001 par value, of Janus Small Cap Growth Alpha ETF and Janus Small/Mid Cap Growth Alpha ETF, each a series of Janus Detroit Street Trust (the “Registrant”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112) as filed with the Securities and Exchange Commission on February 18, 2016, and declared effective on February 22, 2016, which description is incorporated herein by reference.

The series of the Registrant to which this filing relates and their I.R.S. Employer Identification Numbers are as follows:

Series Name	EIN
Janus Small Cap Growth Alpha ETF	81-1021577
Janus Small/Mid Cap Growth Alpha ETF	81-1020556

ITEM 2.	EXHIBITS.

1.	The Registrant’s Certificate of Trust is included as Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

2.	The Registrant’s Certificate of Amendment to the Certificate of Trust is included as Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

3.	The Registrant’s Amended and Restated Trust Instrument is included as Exhibit (a)(3) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

4.	The Registrant’s Amended and Restated Bylaws dated August 6, 2015 are included as Exhibit (b)(1) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

5.	The Registrant’s Amended and Restated Bylaws dated February 3, 2016 are included as Exhibit (b)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-207814; 811-23112), as filed with the Securities and Exchange Commission on February 18, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 23, 2016

JANUS DETROIT STREET TRUST

By:	/s/ Byron D. Hittle
Name:	Byron D. Hittle
Title:	Assistant Secretary